EXHIBIT 24.1



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



Board  of  Directors
American  Fire  Retardant  Corp.
El  Cajon,  California


We hereby consent to the incorporation by reference in this Registration Statement of American Fire Retardant Corp. on Form S-8, of our report dated April 11, 2002 of American Fire Retardant Corp. for the year ended December 31, 2002, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.



/s/  HJ  Associates  &  Consultants,  LLP

HJ  Associates  &  Consultants,  LLP
Salt  Lake  City,  Utah
September  20,  2002